UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

January 15, 2009 (Date of earliest event reported)

Commission file number: 0-23329

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	56-1928817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A

Morrisville, North Carolina 27560

(Address of principal executive offices)

(Zip code)

(919) 468-0399

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

In further developments regarding the outstanding receivable, on January 15, 2009, Charles & Colvard, Ltd. (the “Company”) entered into an agreement (the “Agreement”) with Reeves Park, Inc. (“Reeves Park”) to settle the outstanding balance due to the Company from Reeves Park. Under the Agreement, the Company will reduce the receivable balance due from Reeves Park by accepting a return of inventory in the amount of approximately $4,300,000, the receipt of certain receivable payments due to Reeves Park, and a settlement fee.

The description of the Agreement set forth in this Item 1.01 is a summary of the material terms of the Agreement and is qualified in its entirety by reference to the copy of the Agreement attached hereto as Exhibit 10.127 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.127	Settlement Agreement, effective January 15, 2009, between Charles & Colvard, Ltd. and Reeves Park, Inc.*

*	Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

By:	/s/ Dennis M. Reed
Dennis M. Reed
President & Chief Marketing Officer

Date:	January 22, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit Description
Exhibit 10.127	Settlement Agreement, effective January 15, 2009, between Charles & Colvard, Ltd. and Reeves Park, Inc.*

*	Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934, as amended.